UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 18, 2013

Date of Report

AVERY DENNISON CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1 -7685	95-1492269

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

150 North Orange Grove Boulevard Pasadena, California	91103

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (626) 304-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Avery Dennison Corporation is filing this Current Report on Form 8-K for the purpose of updating the description of its common stock.  That description was contained in the registration statement on Form 8-A (File No. 001-07685) filed with the Securities and Exchange Commission, or the SEC, on March 18, 1988 under the Securities Exchange Act of 1934 (as amended).  To the extent the following description is inconsistent with prior filings, it modifies and supersedes those filings.

DESCRIPTION OF AVERY DENNISON CORPORATION COMMON STOCK

Pursuant to our Amended and Restated Certificate of Incorporation, which we refer to as our Amended and Restated Certificate, our authorized capital stock consists of 400,000,000 shares of common stock, par value $1.00 per share, and 5,000,000 shares of preferred stock, par value $1.00 per share.

We may offer from time to time shares of our common stock. We may also offer common stock issuable upon the conversion of debt securities, preferred securities or depositary shares or the exercise of warrants and pursuant to stock purchase contracts.

Voting Rights

Unless otherwise provided in our Amended and Restated Certificate, in the Delaware General Corporation Law, or the DGCL, or other applicable law, the holders of our common stock are entitled to one vote per share on all matters voted upon by the stockholders, subject to any preferential rights that our board of directors may grant in connection with the future issuance of preferred stock.  Shares of our common stock do not have cumulative voting rights.  If a quorum is present, the affirmative vote of a majority in voting power of the shares represented at the meeting and entitled to vote on any matter shall be the act of the stockholders, unless otherwise provided by the DGCL, the Amended and Restated Certificate (including the certificate of designations of preferences as to any preferred stock), or the rules and regulations of any stock exchange applicable to us or any other applicable law.

Dividend and Liquidation Rights

Each holder of common stock is entitled to receive ratably any dividends declared on the common stock by our board of directors from funds legally available for distribution. In the event of our liquidation, dissolution or winding up, after we pay all debts and other liabilities and any liquidation preference on the preferred stock, each holder of common stock would be entitled to share ratably in all of our remaining assets. The common stock has no subscription, redemption, conversion or preemptive rights. All shares of common stock are fully paid and nonassessable.

Certain Anti-Takeover Matters

Certain provisions of our organizational documents and the DGCL may have the effect of delaying, deferring or preventing a change in control. The provisions described below may also reduce our vulnerability to an unsolicited takeover attempt. The summary of the provisions set forth below does not purport to be complete and is qualified in its entirety by reference to our Amended and Restated Certificate, bylaws and the DGCL.

No Written Consent of Stockholders

Our bylaws provide that stockholders are not entitled to act by written consent in lieu of a meeting. This provision could discourage potential acquisition proposals and could delay or prevent a change of control.

No Ability of Stockholders to Call Special Meetings

Our Amended and Restated Certificate and bylaws do not provide stockholders with the right to call a special meeting of stockholders.

Advance Notice Requirements

Our bylaws establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of stockholders. These procedures provide that notice of such stockholder proposals must be timely given in writing to the Secretary of Avery Dennison Corporation prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the anniversary date of the annual meeting for the preceding year. The notice must contain certain information specified in our bylaws.

Delaware General Corporation Law Section 203

As a corporation organized under the laws of the State of Delaware, we are subject to Section 203 of the DGCL which restricts certain business combinations between us and an “interested stockholder” (in general, a stockholder owning 15% or more of our outstanding voting stock) or that stockholder’s affiliates or associates for a period of three years following the date on which the stockholder becomes an “interested stockholder.” The restrictions do not apply if:

•                                          prior to an interested stockholder becoming such, our board of directors approves either the business combination or the transaction in which the stockholder becomes an interested stockholder;

•                                          upon consummation of the transaction in which the stockholder becomes an interested stockholder, the interested stockholder owns at least 85% of our voting stock outstanding at the time the transaction commenced, subject to certain exceptions; or

•                                          on or after the date an interested stockholder becomes such, the business combination is both approved by our board of directors and authorized at an annual or special meeting of our stockholders (and not by written consent) by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

Blank Check Preferred Stock

Our Amended and Restated Certificate provides for 5,000,000 authorized shares of “blank check” preferred stock, the terms of which may be determined by our board of directors without obtaining stockholder approval.  Undesignated or “blank check” preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and to thereby protect the continuity of our management.

On October 23, 1997, our board of directors adopted a Rights Agreement and declared a dividend distribution of one preferred share purchase right, or a Right, on each outstanding share of our common stock. The Rights expired on October 31, 2007. We have not yet redesignated the Series A Junior Participating preferred stock underlying the Rights.

Our board of directors has no present intention to introduce additional measures that might have an anti-takeover effect; however, our board of directors expressly reserves the right to introduce these measures in the future, including, for example, by renewing the Rights, if our board determines in the exercise of its fiduciary duties that the adoption of such measure would be in the best interests of our company and stockholders.

Listing Exchange; Transfer Agent and Registrar

Our common stock is listed on the New York Stock Exchange.  The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVERY DENNISON CORPORATION

Date: September 18, 2013
	By:	/s/ Mitchell R. Butier
		Name:	Mitchell R. Butier
		Title:	Senior Vice President and
Chief Financial Officer